Bank of America(logo)
                                               100 North Tryon Street
                                               Charlotte, NC 28255

                                               Tel 704.386.5000

Pricing Supplement No. 0258 Dated June 6, 2000          Rule 424(b)(2)
(To Prospectus dated May 21, 1998 and                   File number: 333-51367
Prospectus Supplement dated November 16, 1998)

Senior Medium-Term Notes, Series H


Principal Amount:                                $  20,000,000.00
Issue Price:                       100.00%       $  20,000,000.00
Commission or Discount:              0.07%       $      14,000.00
Proceeds to Corporation:            99.93%       $  19,986,000.00

Agent:                   Banc of America Securities, LLC, as Agent

Original Issue Date:     June 9, 2000

Stated Maturity Date:    June 9, 2010

Cusip #:                 06050MAQ0

Form:                    Book entry only

Interest Rate:           Floating

Daycount Convention:     Actual/360

Base rate:               LIBOR Telerate Page 3750

Index maturity:          30 days

Spread:                  + 40.0 bps

Initial Interest Rate:   7.1975%

Interest Reset Period:   Quarterly, commencing on August 10, 2000

Interest Reset Date:     The 10th of February, May, August and November,
                         commencing on August 10, 2000

Interest Determination
  Date:                  Two London banking days preceding the Interest Reset
                         Date

Interest Payment Dates:  The 10th of February, May, August and November,
                         commencing August 10, 2000

May the Notes be redeemed by the corporation prior
 to maturity?                                          No

May the notes be repaid prior to maturity at the option of the
 holder?                                               No

Discount Note?                                         No